UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):    January 22, 2008

IOMEGA CORPORATION
(Exact Name of Registrant as Specified in its Charter)

Delaware	1-12333	86-0385884
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

10955 Vista Sorrento Parkway, San Diego, CA	92130
(Address of Principal Executive Offices)	(Zip Code)

(858) 314-7000
(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions.

[    ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ X ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[    ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act
(17 CFR 240.14d-2(b))

[   ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act
(17 CFR 240.13e-4(c))

SECTION 2 – FINANCIAL INFORMATION

Item 2.02.  Results of Operations and Financial Condition
On January 22, 2008, Iomega Corporation issued a pre-release of its expected financial results for the quarter ended December 31, 2007 in a press release entitled, “Iomega Expects Fourth Quarter Revenue and Net Income to Exceed Previous Guidance”.  The full text of the press release issued in connection with the announcement is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

In the press release, we use the following non-GAAP financial measures:  Non-GAAP adjusted earnings per share, net of license fee income and expenses associated with the recently announced acquisition of ExcelStor Group.  As used herein, “GAAP” refers to accounting principles generally accepted in the United States.  These non-GAAP financial measures exclude specified unusual charges from the directly comparable GAAP measures.  As required by Regulation G, the press release contains a reconciliation of the non-GAAP financial measures to the most directly comparable GAAP measures.  We believe the non-GAAP measures are useful to investors because they provide an alternative method for assessing the operating performance of our business.  Our management uses these non-GAAP financial measures along with the most directly comparable GAAP financial measures in evaluating our operating performance.  Non-GAAP financial measures should not be considered in isolation from, or as a substitute for, financial information presented in compliance with GAAP, and non-GAAP financial measures as reported by us may not be comparable to similarly titled items reported by other companies.

Specifically, the attached press release considers Iomega’s performance on a non-GAAP basis by excluding the following items related to fourth quarter 2007 financial performance.  The Company considers evaluation of Iomega’s performance net of these items to be meaningful to shareholders because these are not recurring items and relate to unique, one-time transactions and because this is a time of transition for Iomega during which the Company desires that shareholders be able to readily see how Iomega’s financial results may look notwithstanding certain significant expenses, which we do not expect to continue over the long term.  Hence, in the press release, Iomega provided non-GAAP performance when excluding the following items:

1.
A cash, pre-tax benefit of $3.5 million related to a prior license of intellectual property associated with the DCT product line which is included in the Other product line in fourth quarter 2007.  Although Iomega looks for licensing opportunities, this $3.5 million license fee is attributable to a 2004 agreement and thus is a carryover from prior periods.  Future license fees are always speculative and we have no guarantee of a recurring $3.5 million fee.

2.
A pre-tax expense of $1.2 million for external professional fees associated with the recently announced, pending acquisition of ExcelStor Group during fourth quarter 2007. Iomega has not routinely incurred similar sized expenses in connection with strategic transactions in many years, if at all, and so we consider it meaningful for investors to consider ongoing operating expenses and estimated pre-tax profits excluding this expense.

SECTION 9 – FINANCIAL STATEMENTS AND EXHIBITS

Item 9.01.  Financial Statements and Exhibits

(c)	Exhibits. The exhibit listed on the Exhibit Index relates to Item 2.02 and shall be deemed furnished as a part of this Current Report on Form 8-K.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: January 23, 2008

IOMEGA CORPORATION
(Registrant)

By:        /S/ Preston Romm
             Preston Romm
            Vice President of Finance and Chief
Financial Officer

EXHIBIT INDEX

Exhibit No.                                            Description

99.1
Press release issued on January 22, 2008 announcing Iomega Corporation’s expected fourth quarter 2007 financial results and entitled, “Iomega Expects Fourth Quarter Revenue and Net Income to Exceed Previous Guidance”.